Exhibit (b)

Loomis Sayles Funds I

Section 906 Certification

In connection with the report on Form N-CSR for the period ended September 30, 2018 for the Registrant (the “Report”), the undersigned each hereby certifies to the best of his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:

President and Chief Executive Officer

Loomis Sayles Funds I

_________________________________

/s/ Kevin Charleston

Kevin Charleston

Date:  November 20, 2018

By:

Treasurer

Loomis Sayles Funds I

_________________________________

/s/ Michael C. Kardok

Michael C. Kardok

Date:  November 20, 2018

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Loomis Sayles Funds I, and will be retained by the Loomis Sayles Funds I and furnished to the Securities and Exchange Commission or its staff upon request.